EXHIBIT 10.2
     AMENDMENT TO SECOND AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT dated as of November 25, 2009 (this “Amendment”) among CMC RECEIVABLES, INC. (the “Seller”), COMMERCIAL METALS COMPANY (the “Servicer”), LIBERTY STREET FUNDING LLC (“Liberty”), GOTHAM FUNDING CORPORATION (“Gotham”, and together with Liberty, the “Buyers”), THE BANK OF NOVA SCOTIA (“Scotia”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH (“BTMU”, and together with Scotia, the “Managing Agents”) and THE BANK OF NOVA SCOTIA, as Administrative Agent (the “Administrative Agent”).
W I T N E S S E T H:
     WHEREAS, the Seller, the Servicer, the Buyers, the Managing Agents and the Administrative Agent are parties to a Second Amended and Restated Receivables Purchase Agreement dated as of April 30, 2008 (as from time to time amended prior to the date hereof, the “RPA”);
     WHEREAS, the parties desire to amend the RPA;
     NOW, THEREFORE, the parties agree as follows:
SECTION 1. DEFINITIONS
     Defined terms used herein and not defined herein shall have the meanings assigned to such terms in the RPA.
SECTION 2. AMENDMENT OF RPA
     The parties hereto agree that, effective as of November 25, 2009:
(a)	The definition of “Commitment Termination Date” set forth in Section 1.01 of the RPA shall be amended by replacing the date “December 18, 2009” set forth therein with the date “November 24, 2010”.

(b)	The definition of “Expiration Date” set forth in Section 1.01 of the RPA shall be amended by replacing the date “ December 18, 2009” set forth therein with the date “November 24, 2010”.

(c)	The definition of “Liquidity Agreements” set forth in Section 1.01 of the RPA shall be amended to read in its entirety as follows:

““Liquidity Agreements” shall mean (i) with respect to Gotham, (a) the Liquidity Agreement dated as of April 1, 1994 between Gotham and BTMU, and (b) the Asset Purchase Agreement dated as of

November 25, 2009 between Gotham and BTMU, and (ii) with respect to Liberty, the Liquidity Asset Purchase Agreement dated as of November 25, 2009 between Liberty and Scotia, as each may from time to time be amended, supplemented, modified, replaced or superseded.”

(d)	Section 1.01 of the RPA shall be amended to add the following definitions in proper alphabetical order:

““Cash and Cash Equivalents” means (a) cash, (b) marketable obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any of its agencies and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition (and investments in mutual funds investing primarily in those obligations); (c) short-term investment grade domestic and eurodollar certificates of deposit or time deposits that are fully insured by the Federal Deposit Insurance Corporation or are issued by commercial banks having combined capital, surplus, and undivided profits of not less than $100,000,000 (as shown on its most recently published statement of condition); (d) commercial paper and similar obligations rated “P-1” or “P-2” by Moody’s; or “A-1+”, “A-1” or “A-2” by S&P; (e) readily marketable tax-free municipal bonds of a domestic issuer rated “Aaa” by Moody’s or “AAA” by S&P, and maturing within one year from the date of issuance (and investments in mutual funds investing primarily in those bonds); (f) money market mutual funds or similar obligations rated Aaa by Moody’s or AAA by S&P; and (g) demand deposit accounts maintained in the ordinary course of business.”

““Liquidity” means, for the Company and its Subsidiaries, as of any date, the sum of (a)(i) Cash and Cash Equivalents as of such date and (ii) the aggregate Purchase Availability Amount of Liberty and Gotham hereunder, minus (b) then-outstanding “Loans” under, and as defined in, that certain Second Amended and Restated Credit Agreement, dated as of November 25, 2009, among the Company, as borrower, Bank of America, N.A., as administrative agent, and the financial institutions party thereto, as lenders (as the same may be renewed, extended, amended or restated from time to time).”

““Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.”

(e)	Section 9.03 of the RPA shall be amended to add the following clause at the end thereof as a new clause (r):

“(r) Liquidity. For the period from and after November 25, 2009 to and including May 31, 2010, the Servicer shall maintain Liquidity of at least $300,000,000 at all times during such period unless the most recent financial statements and certificates delivered during such period pursuant to the requirements of Section 9.03(a) or (b), as the case may be, indicate that the Interest Coverage Ratio for the then-most recently concluded period of four consecutive fiscal quarters is at least 2.50 to 1.00.”

(f)	Section 9.04(d) and Section 9.04(e) of the RPA shall be amended to read in their entirety as follows:

“(d) Interest Coverage Ratio. Permit the Interest Coverage Ratio to be less than (a) 1.50 to 1.00 at any time during the period from and including November 25, 2009 through and including May 31, 2010, and (b) 2.50 to 1.00 at any time after May 31, 2010.

(e) Debt to Capitalization Ratio. Permit the Debt to Capitalization Ratio to be greater than 0.60 to 1.00 at any time.”

(g)	Exhibit F to the RPA shall be amended by replacing it in its entirety with Annex A attached hereto.
SECTION 3. RENEWAL FEE
(a)	The Seller agrees to pay to Scotia as Managing Agent on behalf of Liberty a non-refundable, fully-earned fee (the “Liberty Renewal Fee”) in an amount equal to $50,000. The Liberty Renewal Fee shall be payable on or prior to the date of this Amendment.

(b)	The Seller agrees to pay to BTMU as Managing Agent on behalf of Gotham a non-refundable, fully-earned fee (the “Gotham Renewal Fee”) in an amount equal to $50,000. The Gotham Renewal Fee shall be payable on or prior to the date of this Amendment.

(c)	For the avoidance of doubt, the failure of the Seller to pay the Liberty Renewal Fee and/or the Gotham Renewal Fee in accordance with the foregoing paragraphs of this Section 3 shall constitute a Termination Event for all purposes of the RPA and the other Purchase Documents, and, in the event of any such failure, the

Administrative Agent, the Buyers and the Managing Agents shall be entitled to exercise all of their respective rights and remedies set forth in the RPA.
SECTION 4. GOVERNING LAW
     THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK INCLUDING ITS CONFLICTS OF LAWS RULES.
SECTION 5. EXECUTION IN COUNTERPARTS
     This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 6. CONFIRMATION OF AGREEMENT
     Each of the parties to the RPA agree that, except as amended or waived hereby, the RPA continues in full force and effect. The Seller and the Servicer hereby represent and warrant that, after giving effect to the effectiveness of this Amendment, their respective representations and warranties contained in the RPA are true and correct in all material respects upon and as of the date hereof with the same force and effect as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date). All references in any Purchase Document to the RPA on and after the date hereof shall be deemed to refer to the RPA as amended hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their authorized officers as of the date first above written.

CMC RECEIVABLES, INC., as Seller		COMMERCIAL METALS COMPANY, as Servicer

By:	/s/ Louis A. Federle	By:	/s/ Murray R. McClean

	Name: Louis A. Federle		Name: Murray R. McClean
	Title: Treasurer		Title: President and Chief Executive Officer

THE BANK OF NOVA SCOTIA, as Managing Agent and Administrative Agent		LIBERTY STREET FUNDING LLC, as Buyer

By:	/s/ Michael Eden	By:	/s/ Jill A. Russo

	Name: Michael Eden		Name: Jill A. Russo
	Title: Director		Title: Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Managing Agent		GOTHAM FUNDING CORPORATION, as Buyer

By:	/s/ Aditya Reddy	By:	/s/ Frank B. Bilotta

	Name: Aditya Reddy		Name: Frank B. Bilotta
	Title: VP & Manager		Title: President
Signature Page to RPA Extension Amendment
November 2009
SK 26326 0001 1045823

Acknowledged and Agreed to by:

STRUCTURAL METALS, INC., d/b/a CMC STEEL TEXAS		SMI STEEL, INC., d/b/a CMC STEEL ALABAMA

By:	/s/ Murray R. McClean	By:	/s/ Murray R. McClean

	Authorized Signatory		Authorized Signatory

OWEN ELECTRIC STEEL COMPANY OF SOUTH CAROLINA, d/b/a CMC STEEL SOUTH CAROLINA		CMC STEEL FABRICATORS, INC., d/b/a CMC JOIST

By:	/s/ Murray R. McClean	By:	/s/ Murray R. McClean

	Authorized Signatory		Authorized Signatory

HOWELL METAL COMPANY, d/b/a CMC HOWELL METAL

By:	/s/ Murray R. McClean

Authorized Signatory